Exhibit 99.1

Five9 Announces Second Quarter 2026 Financial Results
Q2 Revenue Grew 10% year-over-year
Q2 Subscription Revenue Grew 14% year-over-year
Announces Approximately $100 Million Total Contract Value New Customer Win

SAN RAMON, Calif. - August 6, 2026 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the second quarter ended June 30, 2026.
Second Quarter 2026 Financial Results
•Revenue for the second quarter of 2026 increased 10% to $312.4 million, compared to $283.3 million for the second quarter of 2025.
•GAAP gross margin was 53.4% for the second quarter of 2026, compared to 54.9% for the second quarter of 2025.
•Adjusted gross margin was 61.4% for the second quarter of 2026, compared to 63.0% for the second quarter of 2025.
•GAAP net income for the second quarter of 2026 was $3.4 million, or $0.04 per diluted share, and 1.1% of revenue, compared to GAAP net income of $1.2 million, or $0.01 per diluted share, and 0.4% of revenue, for the second quarter of 2025.
•Non-GAAP net income for the second quarter of 2026 was $53.5 million, or $0.70 per diluted share, and 17.1% of revenue, compared to non-GAAP net income of $58.3 million, or $0.76 per diluted share, and 20.6% of revenue, for the second quarter of 2025.
•Adjusted EBITDA for the second quarter of 2026 was $70.1 million, or 22.4% of revenue, compared to $67.9 million, or 24.0% of revenue, for the second quarter of 2025.
•GAAP operating cash flow for the second quarter of 2026 was $42.1 million, compared to GAAP operating cash flow of $35.1 million for the second quarter of 2025.

“Q2 marks our third consecutive quarter of accelerating subscription revenue growth, with AI revenue accelerating even faster, and further evidence that our focused execution is producing results. Closing a 9-figure TCV agreement through the Google Marketplace and launching Five9 Voice AI Agents in the same quarter underscore the breadth of our platform and the strength of our market position. With the executive appointments in June, I am confident we have the right team and strategy to extend this momentum and compete to win in AI-empowered customer experiences.”

- Amit Mathradas, Chief Executive Officer

Second Quarter & Recent Business Highlights
•LTM subscription dollar-based retention rate was 107% as of June 30, 2026
•LTM subscription and telecom dollar-based retention rate was 106% as of June 30, 2026
•Appointed Niranjan Vijayaragavan as Chief Technology Officer, Rob Hornish as Chief Sales Officer, and Sven Linsmaier as Executive Vice President, Transformation and Strategy
•Launched Five9 Voice AI Agents: human-like conversations, real-time responsiveness, enterprise-grade governance, and seamless AI + Human collaboration
•Joined S&P SmallCap 600 on August 3, 2026
•Supplemental metric disclosure is available on the Investor Relations section of Five9's website at https://investors.five9.com/
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing impact of macroeconomic challenges.
•For the full year 2026, Five9 expects to report:
•Revenue in the range of $1.260 to $1.272 billion.
•GAAP net income per share in the range of $0.71 to $0.82, assuming diluted shares outstanding of approximately 85.8 million.
•Non-GAAP net income per share in the range of $3.22 to $3.30, assuming diluted shares outstanding of approximately 76.3 million.
•For the third quarter of 2026, Five9 expects to report:
•Revenue in the range of $316.0 to $322.0 million.
•GAAP net income per share in the range of $0.09 to $0.16, assuming diluted shares outstanding of approximately 85.4 million.
•Non-GAAP net income per share in the range of $0.77 to $0.81, assuming diluted shares outstanding of approximately 76.0 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Income to Non-GAAP Net Income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its second quarter 2026 results today, August 6, 2026, via an audio-only Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at https://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, acquisition and related transaction costs and one-time integration costs, and lease amortization for finance leases. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income: depreciation and amortization, stock-based compensation, interest expense, interest income and other, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, costs related to reduction in force plans, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, legal fees related to the securities class action, office closure lease termination costs, impairment charge related to consolidation of corporate headquarters, and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP income from operations: stock-based compensation, intangibles amortization, acquisition and related transaction costs and one-time integration costs, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, legal fees related to the securities class action, office closure lease termination costs, and impairment charge related to consolidation of corporate headquarters. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net income: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to closure and relocation of Russian operations, acquisition and related transaction costs and one-time integration costs, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, legal fees related to the securities class action, office closure lease termination costs, and impairment charge related to consolidation of corporate headquarters. For the periods presented, these adjustments from GAAP net income to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding Five9's market position, platform breadth, current team and strategy, and new product releases, and the expected positive impact of these factors, and the third quarter and full year 2026 financial projections and expectations set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, global tariff increases and potential future increases and announcements regarding same, continued inflation, uncertainty regarding consumer spending, high interest rates, fluctuations in currency rates, the impact of current and potential global conflicts, and other factors, may harm our business; (ii) if we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue and revenue growth will be harmed; (iii) if our existing customers terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our customer base; (iv) because a significant percentage of our revenue is derived from existing customers, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing customers may experience service outages, our new customers may experience delays in the deployment of our solution and we could be subject to claims for credits or damages, among other things; (vi) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be harmed; (vii) as AI solutions will likely perform an increasing proportion of contact center interactions, if we are unable to replace decreases in subscription revenue from licenses with revenue from the sale of additional AI solutions, our revenue, results of operations and business will be harmed; (viii) further development of our AI solutions may not be successful, may not achieve market acceptance or compete effectively against our competitors, and may result in reputational harm and our future operating results could be materially harmed; (ix) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (x) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (xii) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xiii) failure to adequately retain and expand our sales force will impede our growth; (xiv) the use of AI by our workforce may present risks to our business; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xvi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xviii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xix) security breaches, cybersecurity incidents, and improper access to, use of, or disclosure of our data or our customers’ data, or other cyber-attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xx) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our customers and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose customers and subject us to claims for credits or damages, among other things; (xxiii) prior to 2025, we had a history of losses and we may be unable to sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; (xxviii) risks that we may not execute repurchases in full, under our announced stock repurchase program, or may not achieve the intended benefits therefrom; and (xxix) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,450 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$187,305	$232,084
Marketable investments	466,757	464,835
Accounts receivable, net	141,507	130,984
Prepaid expenses and other current assets	61,487	43,107
Deferred contract acquisition costs, net	94,262	88,714
Total current assets	951,318	959,724
Property and equipment, net	179,648	164,635
Operating lease right-of-use assets	40,889	46,375
Finance lease right-of-use assets	11,315	14,216
Intangible assets, net	44,347	51,166
Goodwill	366,253	366,253
Other assets	46,448	10,725
Deferred contract acquisition costs, net — less current portion	189,842	176,976
Total assets	$1,830,060	$1,790,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,318	$29,973
Accrued and other current liabilities	95,682	84,120
Operating lease liabilities	14,519	12,922
Finance lease liabilities	8,329	8,480
Deferred revenue	73,417	77,515
Total current liabilities	229,265	213,010
Convertible senior notes	737,283	735,490
Operating lease liabilities — less current portion	41,650	42,116
Finance lease liabilities — less current portion	3,255	6,090
Other long-term liabilities	33,803	7,547
Total liabilities	1,045,256	1,004,253
Stockholders’ equity:
Common stock	75	77
Additional paid-in capital	1,140,728	1,163,072
Accumulated other comprehensive income	451	897
Accumulated deficit	(356,450)	(378,229)
Total stockholders’ equity	784,804	785,817
Total liabilities and stockholders’ equity	$1,830,060	$1,790,070

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$312,444	$283,269	$617,763	$562,974
Cost of revenue	145,700	127,865	280,492	253,838
Gross profit	166,744	155,404	337,271	309,136
Operating expenses:
Research and development	42,068	39,912	81,744	81,012
Sales and marketing	79,703	80,668	159,192	163,523
General and administrative	42,996	36,385	75,865	71,590
Total operating expenses	164,767	156,965	316,801	316,125
Income (loss) from operations	1,977	(1,561)	20,470	(6,989)
Other income (expense), net:
Interest expense	(3,507)	(3,820)	(6,649)	(7,935)
Interest income and other	5,838	7,917	11,050	18,220
Total other income (expense), net	2,331	4,097	4,401	10,285
Income before income taxes	4,308	2,536	24,871	3,296
Provision for income taxes	941	1,382	3,092	1,566
Net income	$3,367	$1,154	$21,779	$1,730
Net income per share:
Basic	$0.04	$0.02	$0.29	$0.02
Diluted	$0.04	$0.01	$0.25	$0.02
Shares used in computing net income per share:
Basic	75,452	76,654	75,981	76,303
Diluted	85,479	88,523	85,678	88,964

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income	$21,779	$1,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,761	29,139
Reduction in the carrying amount of right-of-use assets	10,722	10,080
Amortization of deferred contract acquisition costs	48,394	41,528
Accretion of discount on marketable investments	(2,294)	(5,325)
Provision for credit losses	600	945
Stock-based compensation	65,644	81,104
Amortization of discount and issuance costs on convertible senior notes	1,792	2,680
Impairment charges of long-lived assets	8,518	835
Interest on finance lease obligations	345	548
Deferred taxes - excluding tax benefit from acquisition	142	33
Other	1,079	(201)
Changes in operating assets and liabilities:
Accounts receivable	(11,123)	(13,608)
Prepaid expenses and other current assets	(7,941)	2,854
Deferred contract acquisition costs	(66,809)	(56,181)
Other assets	2,831	2,552
Accounts payable	7,891	3,853
Accrued and other current liabilities	(8,500)	(8,096)
Deferred revenue	(4,727)	(11,522)
Other long-term liabilities (including non-current portions of operating and finance lease liabilities)	(106)	497
Net cash provided by operating activities	105,998	83,445
Cash flows from investing activities:
Purchases of marketable investments	(199,648)	(315,146)
Proceeds from sales of marketable investments	62,806	90,502
Proceeds from maturities of marketable investments	135,764	442,655
Purchases of property and equipment	(22,891)	(8,218)
Capitalization of software development costs	(18,473)	(18,730)
Net cash (used in) provided by investing activities	(42,442)	191,063
Cash flows from financing activities:
Repayment of outstanding 2025 convertible senior notes at maturity	—	(434,405)
Proceeds from exercise of common stock options	445	30
Proceeds from sale of common stock under ESPP	7,008	7,921
Cash paid for repurchase of the Company's common stock	(100,011)	—
Principal repayment on financing liability	(10,779)	—
Payment of finance lease liabilities	(4,924)	(4,671)
Net cash used in financing activities	(108,261)	(431,125)
Net decrease in cash, cash equivalents and restricted cash	(44,705)	(156,617)
Cash, cash equivalents and restricted cash:
Beginning of period	234,131	364,185
End of period	$189,426	$207,568

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

GAAP gross profit	$166,744	$155,404	$337,271	$309,136
GAAP gross margin	53.4%	54.9%	54.6%	54.9%
Non-GAAP adjustments:
Depreciation	13,976	8,697	25,940	16,480
Intangibles amortization	3,409	3,464	6,819	7,564
Stock-based compensation	5,794	7,296	12,101	14,480
Acquisition and related transaction costs and one-time integration costs	30	—	44	—
Lease amortization for finance leases	2,033	2,119	4,123	3,935
Costs related to reduction in force plans	—	1,565	—	1,565
Adjusted gross profit	$191,986	$178,545	$386,298	$353,160
Adjusted gross margin	61.4%	63.0%	62.5%	62.7%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

GAAP net income	$3,367	$1,154	$21,779	$1,730
Non-GAAP adjustments:
Depreciation and amortization	19,919	14,649	37,761	29,139
Stock-based compensation	32,980	41,859	65,644	81,104
Interest expense	3,507	3,820	6,649	7,935
Interest (income) and other	(5,838)	(7,917)	(11,050)	(18,220)
Acquisition and related transaction costs and one-time integration costs	1,794	1,489	3,476	2,470
Lease amortization for finance leases	2,225	2,311	4,507	4,319
Costs related to reduction in force plans	—	7,766	—	7,766
One-time expenses related to strategic consulting services for operational review	—	—	—	1,265
Other cost-reduction and productivity initiatives	—	974	(3)	974
One-time expenses related to advisory services for long-term strategy and growth	1,921	—	3,096	—
Legal fees related to the securities class action	854	368	1,201	509
Office closure lease termination costs	—	95	—	95
Impairment charge related to consolidation of corporate headquarters	8,382	—	8,382	—
Provision for income taxes(1)	941	1,382	3,092	1,566
Adjusted EBITDA	$70,052	$67,950	$144,534	$120,652
Adjusted EBITDA as % of revenue	22.4%	24.0%	23.4%	21.4%

(1) Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Income (loss) from operations	$1,977	$(1,561)	$20,470	$(6,989)
Non-GAAP adjustments:
Stock-based compensation	32,980	41,859	65,644	81,104
Intangibles amortization	3,409	3,464	6,819	7,564
Acquisition and related transaction costs and one-time integration costs	1,794	1,489	3,476	2,470
Costs related to reduction in force plans	—	7,766	—	7,766
One-time expenses related to strategic consulting services for operational review	—	—	—	1,265
Other cost-reduction and productivity initiatives	—	974	(3)	974
One-time expenses related to advisory services for long-term strategy and growth	1,921	—	3,096	—
Legal fees related to the securities class action	854	368	1,201	509
Office closure lease termination costs	—	95	—	95
Impairment charge related to consolidation of corporate headquarters	8,382	—	8,382	—
Non-GAAP operating income	$51,317	$54,454	$109,085	$94,758

FIVE9, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

GAAP net income	$3,367	$1,154	$21,779	$1,730
Non-GAAP adjustments:
Stock-based compensation	32,980	41,859	65,644	81,104
Intangibles amortization	3,409	3,464	6,819	7,564
Amortization of discount and issuance costs on convertible senior notes	913	1,273	1,792	2,680
Exit costs related to closure and relocation of Russian operations	(80)	(169)	(83)	(545)
Acquisition and related transaction costs and one-time integration costs	1,794	1,489	3,476	2,470
Costs related to reduction in force plans	—	7,766	—	7,766
One-time expenses related to strategic consulting services for operational review	—	—	—	1,265
Other cost-reduction and productivity initiatives	—	974	(3)	974
One-time expenses related to advisory services for long-term strategy and growth	1,921	—	3,096	—
Legal fees related to the securities class action	854	368	1,201	509
Office closure lease termination costs	—	95	—	95
Impairment charge related to consolidation of corporate headquarters	8,382	—	8,382	—
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$53,540	$58,273	$112,103	$105,612
GAAP net income per share:
Basic	$0.04	$0.02	$0.29	$0.02
Diluted	$0.04	$0.01	$0.25	$0.02
Non-GAAP net income per share:
Basic	$0.71	$0.76	$1.48	$1.38
Diluted	$0.70	$0.76	$1.47	$1.37
Shares used in computing GAAP net income per share:
Basic	75,452	76,654	75,981	76,303
Diluted	85,479	88,523	85,678	88,964
Shares used in computing non-GAAP net income per share:
Basic	75,452	76,654	75,981	76,303
Diluted	76,067	76,919	76,265	76,836

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2026			June 30, 2025
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$5,794	$13,976	$3,409	$7,296	$8,697	$3,464
Research and development	7,257	887	—	8,829	799	—
Sales and marketing	8,668	5	—	13,355	27	—
General and administrative	11,261	1,642	—	12,379	1,662	—
Total	$32,980	$16,510	$3,409	$41,859	$11,185	$3,464

	Six Months Ended
	June 30, 2026			June 30, 2025
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$12,101	$25,940	$6,819	$14,480	$16,480	$7,564
Research and development	14,772	1,725	—	17,519	1,479	—
Sales and marketing	17,232	10	—	24,929	63	—
General and administrative	21,539	3,267	—	24,176	3,553	—
Total	$65,644	$30,942	$6,819	$81,104	$21,575	$7,564

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	September 30, 2026		December 31, 2026
	Low	High	Low	High

GAAP net income	$8,031	$14,071	$61,167	$70,271
Non-GAAP adjustments:
Stock-based compensation(2)	37,825	35,825	139,969	137,969
Intangibles amortization	3,404	3,404	13,585	13,585
Amortization of discount and issuance costs on convertible senior notes	946	946	3,687	3,687
Exit costs related to closure and relocation of Russian operations	—	—	(83)	(83)
Acquisition and related transaction costs and one-time integration costs(3)	2,602	1,602	8,061	7,061
Other cost-reduction and productivity initiatives	—	—	(3)	(3)
One-time expenses related to advisory services for long-term strategy and growth	2,423	2,423	5,518	5,518
One-time expenses related to advisory services for research and development transformation	2,890	2,890	3,400	3,400
Impairment charge related to consolidation of corporate headquarters	—	—	8,382	8,382
Legal fees related to the securities class action	400	400	2,001	2,001
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$58,521	$61,561	$245,684	$251,788
GAAP net income per share:
Basic	$0.11	$0.19	$0.81	$0.93
Diluted	$0.09	$0.16	$0.71	$0.82
Non-GAAP net income per share:
Basic	$0.78	$0.82	$3.25	$3.33
Diluted	$0.77	$0.81	$3.22	$3.30
Shares used in computing GAAP net income per share:
Basic	74,700	74,700	75,500	75,500
Diluted	85,400	85,400	85,800	85,800
Shares used in computing non-GAAP net income per share:
Basic	74,700	74,700	75,500	75,500
Diluted	76,000	76,000	76,300	76,300

(1)Represents guidance discussed on August 6, 2026. Reader shall not construe presentation of this information after August 6, 2026 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.

(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

Investor Contact:

Tony Righetti
SVP, Investor Relations
IR@five9.com

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